UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 Or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2006

HALLMARK FINANCIAL SERVICES, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375

(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102

(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2006, Hallmark Financial Services, Inc. (the "Company") notified both the American Stock Exchange and the NASDAQ Stock Market LLC of its desire to cease trading of its common stock, $0.18 par value per share (the "Common Stock"), on the American Stock Exchange and commence trading in such Common Stock on the NASDAQ Global Market effective as of the open of the markets on Friday, October 6, 2006. The NASDAQ Stock Market LLC had previously approved listing of the Company's Common Stock on the NASDAQ Global Market, subject to completion of the Company's pending public offering. The respective exchanges have confirmed to the Company that trading in the Company's Common Stock will cease on the American Stock Exchange and commence on the NASDAQ Global Market effective as of the open of the markets on Friday, October 6, 2006.

On October 5, 2006, the Company filed with the Securities and Exchange Commission ("SEC") a Form 25 indicating that the Company was voluntarily withdrawing its Common Stock from listing and registration on the American Stock Exchange. Also on October 5, 2006, the Company filed with the SEC a Form 8-A/A designating the NASDAQ Stock Market LLC as the exchange on which its Common Stock is to be registered.

Item 7.01 Regulation FD Disclosure.

On October 4, 2006, the Company issued a press release announcing the pricing of a previously announced underwritten public offering of its Common Stock and the transfer of its listing from the American Stock Exchange to the NASDAQ Global Market. A copy of such press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

      99.1   Press release dated October 4, 2006 regarding pricing of public offering and transfer of listing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: October 5, 2006	By:	/s/ Mark J. Morrison
Mark J. Morrison, President & Chief Executive Officer